Registration No. 333-

    As Filed With The Securities and Exchange Commission on February 23, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                 ______________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Aliant Communications Inc.
             (Exact name of registrant as specified in its charter)

               Nebraska                             47-0632436
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)

                                  1440 M Street
                            Lincoln, Nebraska  68508
                                 (402) 474-2211
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Frank H. Hilsabeck                      With a copy to:
  President and Chief Executive Officer        Benjamin F. Garmer, III
       Aliant Communications Inc.                  Foley & Lardner
              1440 M Street                   777 East Wisconsin Avenue
        Lincoln, Nebraska  68508             Milwaukee, Wisconsin  53202
               (402) 474-2211                      (414) 271-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

               ___________________________________________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

        If this form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

        If this form is a post-effective amendment filed pursuant to Rule 462
   (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

                               __________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                      Proposed
     Title of Each                     Maximum       Proposed
     Class of Debt                    Offering        Maximum
       Securities        Amount         Price        Aggregate     Amount of
         to be           to be           Per         Offering     Registratio
       Registered      Registered    Unit(1)(2)     Price(1)(2)      n Fee
    Debt Securities   $250,000,000      100%       $250,000,000     $73,750

   (1) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate offering price to the public that shall not exceed the amount set forth under Proposed Maximum Aggregate Offering Price, or if Debt Securities are issued in a foreign or composite currency, an equivalent amount of such foreign or composite currency.

   (2)  Estimated solely for the purpose of calculating the registration fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 23, 1998

   PROSPECTUS


                           ALIANT COMMUNICATIONS INC.

                                  $250,000,000

                                Debt Securities
                                ________________

      Aliant Communications Inc. ("Aliant" or the "Company") may offer and sell, from time to time, debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") at an aggregate initial offering price not to exceed U.S. $250,000,000 or its equivalent in any other currency or units based on or relating to foreign currencies. The Debt Securities will be senior, unsecured indebtedness of the Company and senior to subordinated indebtedness. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries. The Debt Securities may be offered in one or more series in amounts, at prices and on terms to be determined at the time of sale. When a particular series of Debt Securities is offered (the "Offered Securities"), a supplement to this Prospectus (the "Prospectus Supplement"), will be delivered with this Prospectus, setting forth, with respect to such Offered Securities, the specific designation, aggregate principal amount, original issue discount, if any, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of Aliant or the holder, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of the Offered Securities.

      The Debt Securities may be issued in registered form, without coupons, in bearer form with coupons attached or both. In addition, all or a portion of the Debt Securities of any series may be issuable in temporary or permanent registered global form which will be exchangeable only under certain conditions for definitive Debt Securities.

      Aliant may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities to other purchasers, directly or through agents. An accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, dealers or agents. See "Plan of Distribution."
                                ________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

      This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement applicable to the Offered Securities.
                                ________________

              The date of this Prospectus is ______________, 1998.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY DEBT SECURITIES OTHER THAN THE REGISTERED DEBT SECURITIES TO WHICH IT RELATES. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH DEBT SECURITIES TO ANY PERSON IN ANY JURISDICTION TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              AVAILABLE INFORMATION

      Aliant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; New York Regional Office, Public Reference Room, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Aliant's Common Shares are listed for quotation on the Nasdaq National Market. The Company is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission have been and will be filed electronically. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

      This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by Aliant with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to Aliant and the Debt Securities. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents heretofore filed by Aliant with the Commission under the Exchange Act are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996,
   (b) the Company's Quarterly Report for the period ended March 31, 1997,
   (c) the Company's Quarterly Report for the period ended June 30, 1997, (d) the Company's Quarterly Report for the period ended September 30, 1997,
   (e) the Company's Current Report on Form 8-K dated November 18, 1997 and
   (f) the Company's Current Report on Form 8-K dated December 19, 1997.

      All documents filed by Aliant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

      THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED, FROM THE INVESTOR RELATIONS CENTER, ALIANT COMMUNICATIONS INC., 1440 M STREET, LINCOLN, NEBRASKA 68508 (TELEPHONE 1-800-550-2568).

                 STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      This Prospectus and the accompanying Prospectus Supplement may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as expansion and growth of the Company's business, acquisitions, future capital expenditures and the Company's business strategy are forward-looking statements. These statements contain potential risks and uncertainties; therefore, actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

      Important assumptions and other important factors that could cause actual results to differ from those set forth in the forward-looking information include, but are not limited to: changes in the national and local economic and market conditions; demographic changes; the size and growth of the overall telecommunications market; changes in competition in markets in which the Company operates; advances in telecommunications technology; changes in the telecommunications regulatory environment; the need for regulatory approval to make acquisitions or undertake certain other activities, including rate re-balancing; changes in business strategy or development plans; pending and future litigation; availability of future financing; start-up of Personal Communications Services operations; new product and service development and introductions; changes in consumer preferences; and unanticipated changes in growth in cellular customers, penetration rates, churn rates and the mix of products and services offered in the Company's markets. GIVEN SUCH UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS.

                                   THE COMPANY

      Aliant Communications Inc., formerly Lincoln Telecommunications Company, is a diversified communications company providing retail products and services to consumers, businesses, educational institutions and government agencies as well as wholesale network services to other communications companies. Consistent with its strategy of providing one-stop, single source communications services, the Company offers local and long distance services, wireless services, enhanced services, directory services, communications systems and equipment and a full range of data communications services.


      The Company's executive offices are located at 1440 M Street, Lincoln, Nebraska 68508. Its telephone number is (402) 474-2211.



                                 USE OF PROCEEDS

      Unless otherwise specified in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, including working capital, the repayment or refinancing of indebtedness, acquisitions and/or capital expenditures. Pending application of the net proceeds for specific purposes, such proceeds may be invested in short-term or marketable securities.

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the historical ratios of earnings to fixed charges for each of the years ended December 31, 1993 through 1997.

                             Year Ended December 31,
   __________________________________________________________________________
          1997          1996          1995          1994          1993

           9.04x         8.52x        6.40x         8.48x        6.96x

        For purposes of calculating this ratio, earnings consist of net income from continuing operations before taxes. Fixed charges consist of interest expenses, dividends paid on the 5% redeemable preferred stock of the Company's subsidiary, Aliant Telecommunications Co., and the estimated interest portion of rentals. The ratio of earnings to fixed charges for 1995 reflects a non-recurring, non-cash charge of $21,611,000 relating to two workforce restructuring programs. Excluding this charge, the Company's ratio of earnings to fixed charges for 1995 would have been 8.74x.

                         DESCRIPTION OF DEBT SECURITIES

      The Debt Securities will be issued under an Indenture dated as of February 23, 1998 (the "Indenture") between Aliant and U.S. Bank National Association, as Trustee (the "Trustee"), the form of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following statements with respect to the Indenture and the Debt Securities are brief summaries of certain provisions of the Indenture and do not purport to be complete. Such statements are subject to the detailed referenced provisions of the Indenture, including the definitions of capitalized terms used under this caption. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. References to "Aliant" in this section, unless the context indicates otherwise, are to Aliant Communications Inc. and not its subsidiaries or any other entities in which it holds an interest.

   General

      The Indenture does not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other unsecured evidences of indebtedness) which may be issued thereunder, and Debt Securities may be issued thereunder from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits Aliant to increase the principal amount of any series of Debt Securities previously issued and to issue such increased principal amount. (Section 2.3)

      The Prospectus Supplement will set forth the following terms relating to the Offered Securities: (1) the specific designation of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the date or dates, if any, on which the Offered Securities will mature; (4) the rate or rates per annum (which may be fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates on which any such interest will be payable and the Record Dates for any interest payable on the Offered Securities which are Registered Securities; (5) original issue discount, if any; (6) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed or purchased at the option of Aliant or otherwise; (7) whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities in bearer form and as to exchanges between registered and bearer form; (8) whether the Offered Securities will be issuable in the form of one or more temporary or permanent Global Securities and, if so, the identity of the Depositary for such Global Securities; (9) the denominations of $1,000 and any multiple thereof, and the denominations in which any of the Offered Securities which are in bearer form will be issuable, if other than the denominations of $1,000 and $5,000; (10) each office or agency where the principal of and any premium and interest on the Offered Securities will be payable, and each office or agency where the Offered Securities may be presented for registration of transfer or exchange; (11) if other than United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the Offered Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Offered Securities will or may be payable; (12) certain United States federal income tax consequences; if applicable; and (13) any other terms of the Offered Securities (which terms shall not adversely affect the interests of any Holders of Debt Securities then Outstanding), including additions to or deletions from the covenants and events of default with respect to the Offered Securities.

      Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the Prospectus Supplement relating thereto.

      The Debt Securities and any coupons appertaining thereto will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of Aliant. However, since Aliant is a holding company, the right of Aliant, and hence the right of the creditors of Aliant (including the Holders of Debt Securities), to participate in any distribution of the assets of any subsidiary, upon its liquidation or reorganization or otherwise, is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of Aliant as a creditor of such subsidiary may be recognized. There is no restriction in the Indenture against subsidiaries of Aliant incurring secured or unsecured indebtedness or issuing secured or unsecured securities. The ability of Aliant to make payments of principal and interest on the Debt Securities will be dependent upon the payment to it by its subsidiaries of dividends, distributions, loans or advances.

      The Indenture does not contain covenants or other provisions designed to afford Holders of Debt Securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

   Exchange and Transfer

      Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer at the offices, and subject to the restrictions, set forth therein and in the applicable Prospectus Supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations contained in the Indenture. Aliant has appointed the Trustee as Security Registrar. Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery. (Sections 2.8 and 3.2)

   Payment

      Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of and the premium and interest, if any, on all Debt Securities (other than a Registered Global Security) in registered form will be made at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, except that, at the option of Aliant, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 3.1 and 3.2) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Debt Securities in registered form will be made to the Persons in whose name such Registered Securities are registered at the close of business on the Record Date for such interest payments. (Section 2.7)

   Registered Global Securities

      The registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be deposited with a Depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.8)

      The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. Aliant anticipates that the following provisions will apply to all depositary arrangements:

      Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the underwriters or agents participating in the distribution of such securities, or by Aliant if such Debt Securities are offered and sold directly by Aliant. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

      So long as the Depositary for a Registered Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

      Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of Aliant, the Trustee or any paying agent for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      Aliant expects that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of such Registered Global Security as shown on the records of such Depositary or its nominee. Aliant also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

      If the Depositary for a Registered Global Security representing Debt Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Aliant within 90 days, Aliant will issue Debt Securities of such series in definitive form in exchange for such Registered Global Security. In addition, Aliant may, at any time and in its sole discretion, determine not to have the Debt Securities of a particular series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Securities representing Debt Securities of such series.

   Certain Covenants of Aliant

      Under the Indenture, Aliant has agreed that it will not engage in certain transactions, as described below.

      Limitation on Secured Debt. Neither Aliant nor any Restricted Subsidiary will create, assume, incur or guarantee any Secured Debt without effectively providing that Debt Securities (together with, if Aliant shall so determine, any other Debt of or guaranteed by Aliant ranking equally with the Debt Securities) shall be secured equally and ratably with (or, at the option of Aliant, prior to) such Secured Debt, with certain stated exceptions. These exceptions permit (a) Secured Debt
   (i) in respect of Liens on Property existing at the time such Property is acquired by Aliant or any Restricted Subsidiary, (ii) in respect of Liens created upon or within 270 days following the acquisition or construction of Property (including any improvements to existing Property) to secure the payment of all or part of the purchase or construction price thereof, or (iii) incurred by Aliant or any Restricted Subsidiary prior to, at the time of or within 270 days following the acquisition of Property which is subject to a related Lien, which Secured Debt is incurred for the purpose of financing all or part of the purchase price thereof, provided that no such Lien applies to any Property theretofore owned by Aliant or any Restricted Subsidiary (including Property transferred by Aliant to any Subsidiary or from any Restricted Subsidiary to Aliant or another Subsidiary in contemplation of or in connection with the creation of such
   Lien) or to any Property of Aliant or any Restricted Subsidiary other than the Property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real Property or portion thereof on which the Property so constructed, or the improvement, is located); (b) Secured Debt in respect of Liens on Property of a Person (i) existing at the time such Person is merged into or consolidated with Aliant or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to Aliant or any Restricted Subsidiary, (ii) resulting from such merger, consolidation, sale, lease or disposition by virtue of any Lien on Property granted by Aliant or any Restricted Subsidiary prior to such merger, consolidation, sale, lease or disposition (and not in contemplation thereof or in connection therewith) which applies to after-acquired Property of Aliant or any Restricted Subsidiary or (iii) resulting from such merger, consolidation, sale, lease or disposition pursuant to a Lien or contractual provision granted or entered into by such Person prior to such merger, consolidation, sale, lease or disposition (and not at the request of Aliant); provided, however, that any such Lien referred to in clause (i) shall not apply to any Property of Aliant or any Restricted Subsidiary other than the Property subject thereto at the time such Person or properties were acquired and any such Lien referred to in clause (ii) or (iii) shall not apply to any Property of Aliant or any Restricted Subsidiary other than the Property so acquired; (c) Liens existing at the date of the Indenture; (d) Liens in favor of a government or governmental entity to secure partial progress, advance or other payments, or other obligations, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the Property subject thereto (including, without limitation, Liens incurred in connection with industrial revenue, pollution control, private activity bond or similar financing); (e) Liens arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which Lien is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, license or permit;
   (f) Liens for taxes, assessments or governmental charges or levies not yet delinquent or governmental charges or levies already delinquent, the validity of which charge or levy is being contested in good faith and for which any reserves required in accordance with generally accepted accounting principles have been established; (g) Judgment liens for which execution thereon is stayed and for which any reserves required in accordance with generally accepted accounting principles have been established; and (h) Secured Debt secured by any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Liens referred to in the foregoing clauses (a) to (g), inclusive (provided that the principal amount of Secured Debt secured thereby does not exceed the principal amount of such Debt immediately prior to such extension, renewal or replacement, and that any Lien created in connection therewith is limited to all or part of the Property (plus improvements to such Property) which secured the Secured Debt so extended, renewed or replaced). (Section 3.6)

      The foregoing restrictions do not apply if, immediately after the incurrence of such Secured Debt (giving effect to the application of the proceeds therefrom), the aggregate principal amount of Secured Debt (other than Secured Debt described in clauses (a) to (h), inclusive, of the immediately preceding paragraph), plus the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions the proceeds of which are or will be applied as described in clauses (a) to (e) inclusive, under "Limitation on Sale and Leaseback Transactions" below), would not exceed 10% of Consolidated Capitalization. (Sections 1.1 and 3.6)

        Limitation on Sale and Leaseback Transactions. Neither Aliant nor any Restricted Subsidiary will enter into any Sale and Leaseback Transaction unless, immediately after the completion of such Sale and Leaseback Transaction (giving effect to the application of the proceeds therefrom), the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions described in clauses (a) to (e), inclusive, of the immediately succeeding paragraph), plus the aggregate principal amount of Secured Debt (other than Secured Debt described in clauses (a) to (h), inclusive, under "Limitation on Secured Debt" above), would not exceed 10% of Consolidated Capitalization. (Section 3.7)

      The foregoing restrictions do not apply to, and there shall be excluded in computing the aggregate amount of Capitalized Rent for the purpose of such restrictions, the following Sale and Leaseback Transactions: (a) any Sale and Leaseback Transaction entered into to finance the payment of all or any part of the purchase price of Property acquired or constructed by Aliant or any Restricted Subsidiary (including any improvements to existing Property) or entered into prior to, at the time of or within 270 days after the acquisition or construction of such Property, which Sale and Leaseback Transaction is entered into for the purpose of financing all or part of the purchase or construction price thereof; provided, however, that in the case of any such acquisition, such Sale and Leaseback Transaction shall not involve any Property transferred by Aliant to a Subsidiary or by a Restricted Subsidiary to Aliant or to another Subsidiary thereof in contemplation of or in connection with such Sale and Leaseback Transaction or involve any Property of Aliant or any Restricted Subsidiary other than the Property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real property or portion thereof on which the Property so constructed, or the improvement, is located); (b) any Sale and Leaseback Transaction involving Property of a Person existing at the time such Person is merged into or consolidated with Aliant or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to Aliant or any Restricted Subsidiary; (c) any Sale and Leaseback Transaction in which the lessor is a government or governmental entity and which Sale and Leaseback Transaction is entered into to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the cost of constructing or improving the Property subject to such Sale and Leaseback Transaction (including, without limitation, Sale and Leaseback Transactions incurred in connection with pollution control, industrial revenue, private activity bond or similar financing); (d) any Sale and Leaseback Transaction involving the extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of a lease pursuant to a Sale and Leaseback Transaction referred to in the foregoing clauses (a) to (c), inclusive; provided, however, that such lease extension, renewal or replacement shall be limited to all or any part of the same Property leased under the lease so extended, renewed or replaced (plus improvements to such Property); and (e) any Sale and Leaseback Transaction the net proceeds of which are at least equal to the fair value (as determined by the Board of Directors of Aliant) of the Property leased pursuant to such Sale and Leaseback Transaction, so long as within 270 days of the effective date of such Sale and Leaseback Transaction, Aliant or any Restricted Subsidiary applies (or irrevocably commits to an escrow account for the purpose or purposes hereinafter mentioned) an amount equal to the net proceeds of such Sale and Leaseback Transaction to either (x) the purchase of other Property having a fair value at least equal to the fair value of the Property leased in such Sale and Leaseback Transaction and having a similar utility and function, or
   (y) the retirement or repayment (other than any mandatory retirement or repayment at maturity) of Debt Securities; provided, however, that in lieu of applying an amount equivalent to all or any part of such net proceeds to such retirement or repayment (or committing such an amount to an escrow account for such purpose), Aliant may deliver to the Trustee Outstanding Securities and thereby reduce the amount to be applied pursuant to (y) of this clause (e) by an amount equivalent to the aggregate principal amount of the Debt Securities so delivered. (Section 3.7)

          In addition, under the Indenture, Aliant has agreed to certain other covenants including:

          Existence. Except as described above under "Consolidation, Merger or Sale of Assets", Aliant will be required to do or cause to be done all things necessary to preserve and kept in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that Aliant shall not be required to preserve any right of franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the Debt Securities (Section 3.8).

          Maintenance of Properties. Aliant will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 3.9).

          Insurance. Aliant will be required to, and will be required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurers. (Section 3.10).

          Payment of Taxes and Other Claims. Aliant will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or Property of Aliant or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of Aliant or any Subsidiary; provided, however, that Aliant shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 3.11).

   Certain Definitions

          "Capital Stock" means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

          "Capitalization" means, with respect to a Person, the total of (a) Funded Debt, (b) the par value or, in the case of Capital Stock with no par value, a value stated on the books, of all outstanding shares of Capital Stock, (c) the paid-in surplus and retained earnings (or minus the net surplus deficit, as the case may be), (d) deferred taxes and deferred investment tax credits, (e) Capitalized Rent, and (f) minority interests in subsidiaries of such Person.

          "Capitalized Rent" means the present value (discounted semi-annually at a discount rate equal to the weighted average rate of interest borne by the Debt Securities then Outstanding) of the total net amount of rent payable for the remaining term of any lease of Property by Aliant (including any period for which such lease has been extended); provided, however, that no such rental obligation shall be deemed to be Capitalized Rent unless the lease resulted from a Sale and Leaseback Transaction. The total net amount of rent payable under any lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rates and similar charges.

          "Consolidated Capitalization" means the Capitalization of Aliant and its Subsidiaries, determined on a consolidated basis, at the end of Aliant's then most recently reported fiscal year or quarter, as the case may be, including minority interests in Subsidiaries.

          "Debt" means, with respect to a Person, all obligations of such Person for borrowed money which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise liable.

          "Funded Debt" means any Debt maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Debt is included in current liabilities).

          "Lien" means any mortgage, pledge, security interest, lien, charge or other encumbrance.

          "Outstanding" means, subject to certain exceptions, all Debt Securities issued under the Indenture, except those theretofore canceled by the Trustee or delivered to it for cancellation, defeased in accordance with the Indenture, paid in full, or in respect of which substitute Debt Securities have been authenticated and delivered by the Trustee.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Property" means any directly-held interest of a Person in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible, and includes Capital Stock of a subsidiary or other Person.

          "Restricted Subsidiary" means (a) any Subsidiary of the Company which has substantially all its property in the United States, which owns or is a lessee of any Property and in which the investment of the Company and all its Subsidiaries exceeds 2% of Consolidated Capitalization as of the date of such determination, and (b) any Subsidiary which is designated by Aliant (evidenced by a resolution of the Board of Directors) to be a Restricted Subsidiary; provided, however, that Aliant may not designate any such Subsidiary to be Restricted Subsidiary if Aliant would thereby breach any covenant or agreement contained in the Indenture (on the assumption that any transaction to which such Subsidiary was a party at the time of such designation and which would have given rise to a Secured Debt, or constituted a Sale and Leaseback Transaction at the time it was entered into had such Subsidiary then been a Restricted Subsidiary was entered into at the time of such designation).

          "Sale and Leaseback Transaction" means any arrangement with any Person, providing for the leasing (as lessee) by Aliant or any Restricted Subsidiary of any Property whether now or hereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years), which Property has been or is to be sold or transferred by Aliant or such Restricted Subsidiary (i) to any Subsidiary in contemplation of or in connection with such arrangement; or (ii) to such other Person.

          "Secured Debt" means Debt of Aliant or any Restricted Subsidiary secured by any Lien on Property (including Capital Stock or indebtedness of Subsidiaries) owned by Aliant or any Restricted Subsidiary.

          "Subsidiary" means a Person which is consolidated with Aliant in accordance with generally accepted accounting principles.

   Events of Default

          The occurrence of any of the following events with respect to the Debt Securities of any series will constitute an "Event of Default" with respect to the Debt Securities of such series: (a) default for 30 days in the payment of any interest on any of the Debt Securities of such series;
   (b) default in the payment of any of the principal of or the premium, if any, on any of the Debt Securities of such series, whether at maturity, upon redemption, by declaration or otherwise; (c) default in the deposit of any sinking fund payment in respect of any Debt Securities of such series; (d) default for 90 days by Aliant in the observance or performance of any other covenant or agreement contained in the Indenture relating to the Debt Securities of such series after written notice thereof as provided in the Indenture; (e) (i) an event of default occurs under any instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness of Aliant or any Restricted Subsidiary for money borrowed (other than non-recourse indebtedness) which results in acceleration of, or non-payment at maturity (after giving effect to any applicable grace period) of such indebtedness in an aggregate amount exceeding the greater of $10,000,000 or 10% of Consolidated Capitalization, in which case Aliant shall immediately give notice to the Trustee of such acceleration or non-payment, and (ii) there shall have been a failure to cure such default or to discharge such indebtedness within ten days after notice thereof to Aliant by the Trustee or to Aliant and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities then Outstanding; or (f) certain events of bankruptcy, insolvency or reorganization relating to Aliant. (Section 5.1) Different Events of Default may be prescribed for the benefit of the Holders of a particular series of Debt Securities and will be described in the Prospectus Supplement relating thereto.

          If an Event of Default due to a default in the payment of the principal of or the premium or interest, if any, on, or in the deposit of any sinking fund payment with respect to, any series of Debt Securities shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding may declare the principal of all Debt Securities of such series and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to a default in the observance or performance of any other covenant or agreement of Aliant contained in the Indenture and applicable to the Debt Securities of one or more (but less than all) series then outstanding shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of the affected series then Outstanding (voting as one class) may declare the principal of all Debt Securities of each such affected series and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to a default in the observance or performance of any other covenant or agreement of Aliant contained in the Indenture applicable to all Debt Securities then Outstanding or due to the acceleration or non-payment at maturity of certain indebtedness of Aliant shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Debt Securities then Outstanding (voting as one class) may declare the principal of all Debt Securities and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to certain acts of bankruptcy, insolvency or reorganization of Aliant or any Significant Subsidiary shall have occurred and be continuing, the principal and interest on all the Debt Securities then Outstanding shall thereby become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Securityholders. Upon certain conditions, any such declarations may be rescinded and annulled if all Events of Default, other than the nonpayment of accelerated principal, with respect to the Debt Securities of all such affected series then Outstanding shall have been cured or waived as provided in the Indenture by the Holders of a majority in aggregate principal amount of the Debt Securities of the affected series then Outstanding (voting as one class, except in the case of Events of Default described in clauses (a), (b) and (c) of the preceding paragraph, as to which each series so affected will vote as a separate class). See "Modification of the Indenture" below. Reference is made to the Prospectus Supplement relating to any series of Original Issue Discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto. (Section 5.1)

          The Indenture provides that, subject to the duty of the Trustee to act with the requisite standard of care, in case a default with respect to a series of Debt Securities shall have occurred and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Debt Securities, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 5.6 and 6.2) Subject to such provisions for indemnity and certain other limitations contained in the Indenture, the Holders of a majority in aggregate principal amount of the Debt Securities of each affected series then Outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such affected series. (Section 5.9)

          The Indenture provides that no Holder of Securities may institute any action against Aliant under the Indenture (except actions for payment of overdue principal, premium or interest) unless such Holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Debt Securities of the affected series then Outstanding (voting as one class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such request by the Holders of a majority in aggregate principal amount of the Debt Securities of the affected series then Outstanding (voting as one class). (Sections 5.6 and 5.9)

   Consolidation, Merger or Sale of Assets

          Aliant may consolidate with or merge into, or sell, lease or convey its Property as an entirety or substantially as an entirety to, any other entity if (a) such entity assumes the obligations of Aliant under the Debt Securities and the Indenture; (b) such entity is organized and existing under the laws of the United States or any state thereof or the District of Columbia; (c) upon request by the Trustee, Aliant delivers to the Trustee certain certificates and opinions specified in the Indenture; (d) immediately after giving effect to such transaction (and treating any Secured Debt or Sale and Leaseback Transaction which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been incurred or entered into by such Person at the time of such transaction), no Event of Default (or event which, after notice or lapse of time or both, would be an Event of Default) shall exist and (e) upon such consolidation, merger, sale, lease or conveyance any Property owned by Aliant or any Restricted Subsidiary immediately prior thereto would become subject to any Lien (unless such Lien would be permitted by the provisions described above under "Limitation on Secured Debt"), the Debt Securities must be secured (together with, if Aliant shall so determine, any other Debt ranking on a parity with or prior to the Debt Securities incurred, assumed or guaranteed by Aliant, whether then or thereafter existing) by a direct Lien on such Property prior to all Liens other than any theretofore existing thereon. (Sections 9.1 and 9.2). The covenant phrase "substantially as an entirety" is not defined in the Indenture, and Aliant is unaware of an established meaning or quantification of the phrase under New York law, which is the law governing construction of the Indenture. A Holder may bear the burden of establishing the meaning of the phrase "substantially as an entirety."

   Modification of the Indenture

          The Indenture permits Aliant and the Trustee to enter into supplemental indentures without the consent of the Holders of the Debt Securities to: (a) subject to compliance with Aliant's covenants described above under "Certain Covenants of Aliant-Limitation on Secured Debt", secure the Debt Securities of one or more series, (b) add guaranties with respect to the Debt Securities of one or more series, (c) evidence the assumption by a successor Person of the obligations of Aliant under the Indenture and the Debt Securities then Outstanding, (d) add covenants for the protection of the Holders of the Debt Securities, (e) cure any ambiguity or correct any inconsistency in the Indenture, provided that no such action shall adversely affect the interests of the Holders of the Debt Securities of any series, (f) establish the form and terms of the Debt Securities of any series, (g) evidence the acceptance of appointment by a successor Trustee, (h) subject to compliance with certain requirements of the Indenture, provide for uncertificated Securities in addition to or in place of certificated Securities and (i) comply with any requirements of the Commission in connection with qualifying the Indenture under the Trust Indenture Act of 1939, as amended. (Section 8.1)

          The Indenture also permits Aliant and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then Outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the Holders of the Debt Securities of each such affected series; provided, however, that Aliant and the Trustee may not, without the consent of the Holder of each Security then Outstanding and affected thereby: (a) extend the time of payment of the principal (or any installment) of any Security, or reduce the principal amount thereof, or reduce the rate, alter the method of computation of the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof, or change the currency in which the principal thereof or the interest thereon is payable, or reduce the amount payable on any Original Issue Discount Security upon acceleration or provable in bankruptcy, or alter certain provisions of the Indenture relating to Securities not denominated in United States dollars, or impair the right to institute suit for the enforcement of any payment on any Security when due; or (b) reduce the percentage in principal amount of the Debt Securities of the affected series, the consent of whose Holders is required for any such modification or for any waiver provided for in the Indenture. (Section 8.2)

          Prior to the acceleration of the maturity of any Debt Securities, the Holders of a majority in aggregate principal amount of the Debt Securities of all series at the time Outstanding with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may, on behalf of the Holders of all such affected Securities, waive any past default or Event of Default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Indenture or of any Security which cannot be modified or amended without the consent of the Holder of each Security affected.

   Defeasance and Discharge

          The Indenture provides that, at the option of Aliant, (a) Aliant will be discharged from any and all obligations in respect of the Debt Securities of a particular series then Outstanding (except for certain obligations to register the transfer of or exchange the Debt Securities of such series, to replace stolen, lost or mutilated Securities of such series, to maintain paying agencies, in the event that the Trustee is not the Security Registrar, to furnish the Trustee with the names and addresses of the Holders of Registered Securities of each series, to cause any successor Person substituted for Aliant in accordance with the Indenture to assume Aliant's obligations thereunder and with respect to the Securities, to comply with certain covenants described under "Consolidation, Merger or Sale of Assets" and to maintain the trust described below), or (b) Aliant need not comply with certain covenants of the Indenture (including certain of those described under "Certain Covenants of Aliant" and "Consolidation, Merger or Sale of Assets"), in each case if Aliant irrevocably deposits in trust with the Trustee money, and/or securities of the government which issued the currency in which the Debt Securities of such series are payable or securities backed by the full faith and credit of such government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Debt Securities of such series on the stated maturity of such Securities in accordance with the terms thereof. To exercise such option, Aliant is required, among other things, to deliver to the Trustee an opinion of independent counsel of nationally recognized standing in matters of federal income tax law to the effect that the exercise of such option would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of a discharge as described in clause (a) of the preceding sentence, such opinion states that either (A) there has been a change in the applicable federal income tax law to the foregoing effect or (B) Aliant has received a private letter ruling from the Internal Revenue Service or there has been published a revenue ruling to the foregoing effect. (Section 10.1)

          In the event Aliant exercises its option to effect a covenant defeasance with respect to the Debt Securities of any series as described in the preceding paragraph and the Debt Securities of such series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, and the amount of money and securities on deposit with the Trustee would be insufficient to pay amounts due on the Debt Securities of such series at the time of their accelerated maturity, Aliant would remain liable for such amounts.

          If the Trustee or paying agent is unable to apply any money or Government Obligation in accordance with the foregoing provisions by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Aliant's obligations under the Indenture and the Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to such provisions until such time as the Trustee or paying agent is permitted to apply all such money or Government Obligations in accordance therewith; provided, however, that, if Aliant has made any payment of interest on or principal of any Debt Securities because of the reinstatement of its obligations, Aliant shall be entitled, at its election, (a) to receive from the Trustee or paying agent, as applicable, that portion of such money or Government Obligations equal to the amount of such payment or (b) to be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or paying agent.

   Redemption of Debt Securities

          The Indenture provides that the Debt Securities may be redeemed at any time at the option of Aliant, in whole or in part, at such price as provided for in the Indenture or any indentures supplemental thereto (the "Redemption Price").

          From and after notice has been given as provided in the Indenture, if funds for the redemption of any Debt Securities called for redemption shall have been made available on such redemption date, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the Debt Securities will be to receive payment of the Redemption Price.

          Notice of any optional redemption of any Debt Securities will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Debt Securities held by such holder to be redeemed.

          If Aliant elects to redeem Debt Securities, it will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of Debt Securities to be redeemed and the redemption date. If less than all the Debt Securities are to be redeemed, the Trustee shall select the Debt Securities to be redeemed pro rata, by lot or in such manner as it shall deem fair and appropriate.

   Governing Law

          The Indenture and the Debt Securities issued thereunder will be governed by the laws of the State of New York.

   Concerning the Trustee

          U.S. Bank National Association, the trustee under the Indenture, is one of a number of banks with which Aliant and its subsidiaries maintain ordinary banking relationships.

                              PLAN OF DISTRIBUTION

          Aliant may sell Debt Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters or dealers, or (iv) through a combination of any such methods of sale.

          The Prospectus Supplement relating to the particular series of Debt Securities offered thereby will set forth the terms of the offering of such series of Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Debt Securities, the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or sales agent commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities of such series may be listed.

          The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          Offers to purchase Debt Securities may be solicited by agents designated by Aliant from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Aliant to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          If underwriters are utilized in the sale, Aliant will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. Any underwriters will acquire Debt Securities for their own account and may resell such Debt Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby. If any underwriters are utilized in the sale of the Debt Securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities, if any are purchased. Any initial public offering price or concession allowed or reallowed or paid to dealers may be changed from time to time.

              If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, Aliant will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

              Agents, underwriters and dealers may be entitled, under agreements entered into with Aliant, to indemnification by Aliant against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for Aliant in the ordinary course of business.

              Offers to purchase Debt Securities may be solicited directly by Aliant and sales thereof may be made by Aliant directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

          If so indicated in the Prospectus Supplement, Aliant will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from Aliant at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless Aliant otherwise agrees the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of Aliant. Contracts will not be subject to any conditions except as set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by Aliant.

              The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                  LEGAL MATTERS

              Certain legal matters with respect to the Debt Securities of the Company offered hereunder will be passed upon by Foley & Lardner, Milwaukee, Wisconsin.

                                     EXPERTS

          The audited consolidated financial statements of Aliant Communications Inc. incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their reports incorporated by reference herein. Such financial statements have been incorporated by reference in reliance on the reports of KPMG Peat Marwick LLP, given on the authority of such firm as experts in auditing and accounting in giving said reports.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


   Item 14.  Other Expenses of Issuance and Distribution.

        The following is a statement of estimated expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered hereby:

        Securities and Exchange Commission registration fee  . . . . $ 73,750
        Rating agency fees . . . . . . . . . . . . . . . . . . . . . $182,000
        Fees and expenses of trustee . . . . . . . . . . . . . . . . $  9,000
        Legal fees and expenses  . . . . . . . . . . . . . . . . . . $ 70,000
        Accounting fees and expenses . . . . . . . . . . . . . . . . $ 30,000
        Printing . . . . . . . . . . . . . . . . . . . . . . . . . . $ 50,000
        Miscellaneous expenses . . . . . . . . . . . . . . . . . . . $ 10,250
                                                                      -------
        Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . $425,000
                                                                      =======
   __________________________________
   * Estimated

   Item 15.  Indemnification of Directors and Officers.

        Pursuant to the provisions of Sections 21-20,102 through 21-20,111 of the Nebraska Business Corporation Act, the Company has the power to indemnify certain persons, including its officers and directors under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. By resolution of Company's Board of Directors pursuant to
   Article VI of the Amended and Restated By-laws of the Company, by contractual agreement and pursuant to certain provisions of an insurance policy, the Company has provided for indemnification of officers and directors of the Company and certain other persons, against liabilities and expenses incurred by any of them in certain stated conditions.

        Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by any final adjudication of such issue.

   Item 16.  Exhibits.

        The exhibits filed herewith or incorporated by reference herein are set forth and incorporated herein from the attached Exhibit Index.

   Item 17.  Undertakings.

        (a)  The Registrant hereby undertakes as follows:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)  The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the
             Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, as of February 23, 1998.

                                      ALIANT COMMUNICATIONS INC.

                                      By: /s/ FRANK H. HILSABECK
                                           Frank H. Hilsabeck
                                           President and Chief Executive
                                           Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of February 23, 1998. Each person whose signature appears below constitutes and appoints Frank H. Hilsabeck, Robert L. Tyler and Michael J. Tavlin, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

              Signature                                  Title

    /s/ FRANK H. HILSABECK                 President and Chief Executive
    Frank H. Hilsabeck                     Officer and Director (Principal
                                           Executive Officer)

    /s/ ROBERT L. TYLER                    Senior Vice President and Chief
    Robert L. Tyler                        Financial Officer (Principal
                                           Financial and Accounting Officer)

    /s/ DUANE W. ACKLIE                                Director
    Duane W. Acklie

    /s/ WILLIAM W. COOK, JR.                           Director
    William W. Cook, Jr.

    /s/ TERRY L. FAIRFIELD                             Director
    Terry L. Fairfield

    /s/ JOHN HAESSLER                                  Director
    John Haessler

    /s/ CHARLES R. HERMES                              Director
    Charles R. Hermes

    /s/ PAUL C. SCHORR, III                            Director
    Paul C. Schorr, III

    /s/ WILLIAM C. SMITH                               Director
    William C. Smith

    /s/ JAMES W. STRAND                                Director
    James W. Strand

    /s/ CHARLES N. WHEATLEY                            Director
    Charles N. Wheatley

    /s/ THOMAS C. WOODS, III                           Director
    Thomas C. Woods, III

    /s/ LYN WALLIN ZIEGENBEIN                          Director
    Lyn Wallin Ziegenbein

                                  EXHIBIT INDEX

        Exhibit
        Number         Document Description

        1         Form of Underwriting Agreement.  Filed herewith.

        4.1 Form of Indenture between the Company and U.S. Bank National Association. Filed herewith.

        4.2 Articles of Incorporation. Incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form S-3 (Reg. No. 33-21557).

        4.3       Amended and Restated By-laws.  Filed herewith.

        4.4 Rights Agreement, dated as of June 21, 1989, between the Company and Harris Trust and Savings Bank. Incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K dated June 21, 1989.

        4.5 Amendment to Rights Agreement, dated as of September 7, 1989, between the Company and Harris Trust and Savings Bank. Incorporated by reference to Exhibit 4.2 to Registrant's Current Report on Form 8-K dated September 7, 1989.

        4.6 Amendment No. 2 to Rights Agreement, dated June 15, 1993, between the Company and Harris Trust and Savings Bank. Incorporated by reference to Exhibit 4.5 to Registrant's Form S-3 Registration Statement (Reg. No. 33-52117).

        5         Opinion of Foley & Lardner.  Filed herewith.

        23.1      Consent of Foley & Lardner (included in Exhibit 5).

        23.2      Consent of KPMG Peat Marwick LLP.  Filed herewith.

        24 Powers of Attorney (contained on the signature page of this Registration Statement).

        25        Statement of Eligibility of Trustee.  Filed herewith.